UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2017

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, Connecticut		06155
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01    Entry into a Material Definitive Agreement.
On October 22, 2017, Hartford Life and Accident Insurance Company ("Buyer"), an indirect wholly owned subsidiary of The Hartford Financial Services Group, Inc. (the "Company"), entered into a Master Transaction Agreement (the "Transaction Agreement") with Aetna Inc. ("Seller") to acquire Seller's U.S. group life and disability business (the "Business") for cash consideration of $1.45 billion (the "Transaction"). In connection with the Transaction, Aetna Life Insurance Company ("Cedant"), a Connecticut-domiciled life insurance company, has agreed to cede the insurance policies related to the Business to Buyer on a 100% coinsurance basis pursuant to a reinsurance agreement between Buyer and Cedant to be entered into on the closing date. The cash consideration will be allocated between a ceding commission of approximately $1.38 billion paid to Cedant (the "Ceding Commission") and approximately $70 million paid to Seller in respect of other assets included in the Transaction, including an integrated absence management platform. Under the terms of the Transaction Agreement, based on the balance sheet as of June 30, 2017, the Buyer will receive approximately $3.4 billion of investment assets at fair value and approximately $3.3 billion of corresponding reserves at fair value, taking into account estimated purchase accounting adjustments. The amounts in the preceding sentence will be adjusted to actual values as of the closing date.

The Transaction Agreement, the reinsurance agreement and other Transaction documents contain customary representations, warranties and covenants made by each of the parties, and provide for indemnification, among other things, for breaches of those representations, warranties and covenants. Closing of the Transaction is expected in early November 2017, subject to state regulatory approvals and satisfaction or waiver of other customary conditions.

The foregoing description of the Transaction Agreement is qualified in its entirety by reference to the Transaction Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.
On October 23, 2017 the Company and Seller issued a joint press release announcing their entry into the Transaction Agreement. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

The cash consideration paid in connection with the Transaction will be funded through existing capital resources, including dividends from insurance subsidiary companies. Under GAAP accounting, the cash consideration paid is first attributed to the fair value of net assets acquired, including software acquired as part of the deal. The excess of the purchase price over the fair value of net assets acquired will be accounted for as intangible assets, including value of customer relationships and business acquired and goodwill. Nearly all of the cash consideration paid is deductible for federal tax purposes, mostly over a 15-year period.

Based on its current outlook for earnings margins and sales, the Company expects the Transaction to be accretive to net income and core earnings* beginning in 2018. Net income accretion in 2018 is expected in a range of $60 million to $80 million, including the impact of integration and restructuring costs and the amortization of intangible assets. Core earnings accretion in 2018 is expected in a range of $80 million to $100 million, including the amortization of intangible assets.
Amortization of intangible assets associated with the Transaction is estimated to be approximately $20 million to $30 million, after tax, annually.
Integration and restructuring costs associated with the Transaction are expected to be approximately $50 million, after tax, most of which we expect will be incurred over the next twenty-four months.

The Company will host a conference call to discuss the Transaction and third quarter 2017 financial results at 9:00 a.m. EDT on October 23, 2017. The call can be accessed via a live listen-only webcast or as a replay through the investor relations section of the Company's website at https://ir.thehartford.com. A replay of the call along with a transcript of the event will be available for at least 90 days. To dial into the call directly, the dial-in numbers are listed below:

•	877.685.7362 (Domestic)

•	478.219.0241 (International)

•	26316391 Conference ID

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Master Transaction Agreement by and between Hartford Life & Accident Insurance Company, a subsidiary of The Hartford Financial Services Group, Inc., and Aetna Inc. dated as of October 22, 2017**
99.1	Joint Press Release of The Hartford Financial Services Group, Inc. and Aetna Inc. dated October 23, 2017
**The Company agrees to furnish suplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

Cautionary Statement Regarding Forward-Looking Information.
Some of the statements in this current report on Form 8-K may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the timing and impact of the Transaction, including, without limitation, the projected closing date, the impact on the Company's future net income and core earnings, and estimates relating to amortization of intangible assets, and integration and restructuring costs. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "projects" and similar references to the future. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include risks that the impact of the Transaction to future net income and core earnings could differ materially from the estimates set forth in Item 7.01 above. Additional risks and uncertainties include those discussed in our 2016 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

*Discussion of Non-GAAP Financial Measures.

The discussion in Item 7.01 above includes core earning, a financial measure that is not derived from generally accepted accounting principles ("GAAP"). The Company uses the non-GAAP financial measure core earnings to assist investors in analyzing the projected impact of the Transaction on the Company's operating performance for the periods presented. The Company believes that the measure core earnings provides investors with a valuable measure of the performance of the Company’s ongoing businesses because it reveals trends in our insurance and financial services businesses that may be obscured by including the net effect of certain realized capital gains and losses, certain restructuring charges, pension settlements, loss on extinguishment of debt, reinsurance gains and losses on business disposition transactions, income tax benefit from reduction in valuation allowance, discontinued operations, and the impact of unlocks to deferred policy acquisition costs ("DAC"), sales inducement assets, unearned revenue reserves and death and other insurance benefit reserve balances. Some realized capital gains and losses are primarily driven by investment decisions and external economic developments, the nature and timing of which are unrelated to the insurance and underwriting aspects of our business. Accordingly, core earnings excludes the effect of all realized gains and losses (net of tax and the effects of DAC) that tend to be highly variable from period to period based on capital market conditions. The Company believes, however, that some realized capital gains and losses are integrally related to our insurance operations, so core earnings includes net realized gains and losses such as net periodic settlements on credit derivatives. These net realized gains and losses are directly related to an offsetting item included in the income statement such as net investment income.

Net income (loss) is the most directly comparable U.S. GAAP measure. Core earnings should not be considered as a substitute for net income (loss) and does not reflect the overall profitability of the company’s business. Therefore, the Company believes that it is useful for investors to evaluate both net income (loss) and core earnings when reviewing the company’s performance.  A quantitative reconciliation of net income (loss) to core earnings (loss) is not calculable on a forward-looking basis because it is not possible to provide a reliable forecast of realized capital gains and losses, which typically vary substantially from period to period.

Because the Company's calculation of core earnings may differ from similar measures used by other companies, investors should be careful when comparing the Company's core earnings with non-GAAP financial measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 23, 2017	By:	/s/ Beth A. Bombara
		Name:	Beth A. Bombara
		Title:	Executive Vice President and Chief Financial Officer